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EXHIBIT 10.1

FORBEARANCE AGREEMENT

This Forbearance Agreement dated as of May 18, 2012 (the “Agreement”), is entered into by and among: (i) CPI Corp, a Delaware corporation (“Borrower”); (ii) Consumer Programs Incorporated, a Missouri Corporation (“CP Inc.”), CPI Canadian Holdings, Inc., a Delaware corporation (“CPI Canada”), CPI Images, L.L.C., a Missouri limited liability company (“Images”), CPI International Holdings, Inc., a Delaware corporation (“CPI International”), Texas Portraits L.P., a Delaware limited partnership (“Texas”), Centrics Technology, Inc., a Delaware corporation (“Centrics”), and Image Source Inc., a Missouri corporation (“ISI,” and, with CP Inc., CPI Canada, Images, CPI International, Texas and Centrics, each an “Original Guarantor” and, collectively, the “Original Guarantors”); (iii) Bella Pictures Holdings, LLC, a Delaware limited liability company (“Bella”), and Sandy Realty Holdings, LLC, a Missouri limited liability company (“Sandy” and, with Bella, each an “Additional Guarantor” and, collectively, the “Additional Guarantors”); and (iv) Bank of America, N.A., as Administrative Agent (“Agent”) for the various financial institution parties identified as Lenders in the Loan Agreement (collectively, “Lenders”). Borrower, the Original Guarantors, and the Additional Guarantors are collectively referred to herein as the “Borrower Parties.”
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A.Lenders extended a loan to Borrower (the “Loan”) pursuant to that certain Credit Agreement dated as of August 30, 2010, as amended by that certain First Amendment to Credit Agreement dated December 16, 2011 (the “Loan Agreement”). The Original Guarantors executed and delivered that certain Guaranty and Collateral Agreement dated as of August 30, 2010 (the “Guaranty/Collateral Agreement”) pursuant to which the Original Guarantors, among other things, guaranteed Borrower's payment and performance of its obligations under the Loan Agreement and granted Agent a security interest in the Collateral. On December 16, 2011, the Original Guarantors executed and delivered an Unconditional Reaffirmation of Guaranty to Lenders, pursuant to which each Original Guarantor consented to the terms of the First Amendment to Credit Agreement and unconditionally reaffirmed and ratified their obligations under the Guaranty/Collateral Agreement. The Loan Agreement and the Guaranty/Collateral Agreement, together with any and all other instruments and agreements that evidence, relate to, or secure the Loan (including this Agreement), as such instruments and agreement have been amended or are amended pursuant to this Agreement, are hereinafter collectively referred to herein as the “Loan Documents.”

B.Certain Events of Default exist under the Loan Documents as of the date of this Agreement and are continuing (collectively, the “Existing Defaults”), including, without limitation, the following: (i) Borrower's failure to furnish to Agent and each Lender a copy of each annual report of Borrower and its Subsidiaries in accordance with Section 10.1.1 of the Loan Agreement; (ii) Borrower's failure to furnish to Agent and each Lender a copy of each quarterly report of Borrower and its Subsidiaries in accordance with Section 10.1.2 of the Loan Agreement; (iii) Borrower's failure to furnish to Agent and each Lender a copy of the compliance certificate for fiscal year 2011 in accordance with Section 10.1.3 of the Loan Agreement (including the reports required by Sections 10.1.9 and 10.1.10 of the Loan Agreement); (iv) Borrower's failure to furnish to Agent and each Lender copies of each annual report and quarterly report filed with the SEC in accordance with Section 10.1.4 of the Loan Agreement; (v) Borrower's failure to notify Agent and each Lender of the occurrence of all Events of Default or Unmatured Events of Default in accordance with Section 10.1.5 of the Loan Agreement; (vi) Borrower's failure to notify Agent and each Lender of each location closing under the Wal-Mart Agreements and the Toys R Us Agreements in accordance with Section 10.1.5 of the Loan Agreement; (vii) Borrower's failure to furnish Agent and each Lender with financial projections for Borrower and its Subsidiaries for fiscal year 2012 in accordance with Section 10.1.7 of the Loan Agreement; (viii) Borrower's failure to notify Agent and each Lender of the execution of the leases with Westfield LLC for Portrait Gallery from Bella Pictures portrait studios in accordance with Section 10.1.14 of the Loan Agreement; (ix) the Borrower Parties' failure

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to maintain all of their principal deposit accounts and customary management services with Agent in accordance with Section 10.10 of the Loan Agreement and Section 4.9 of the Guaranty/Collateral Agreement; (x) Borrower's failure to provide Agent with information regarding the acquisition of Bella Pictures Holdings, LLC in accordance with Section 11.5(e) of the Loan Agreement; (xi) Borrower's failure to obtain Collateral Access Agreements for each new Sears and Wal-Mart location in accordance with Sectcion 11.13 of the Loan Agreement; (xii) the ratio of Total Funded Debt to EBITDA for Fiscal Quarters ending February 4, 2012 and April 28, 2012 exceeding 2.50 to 1.00 in contravention of Section 11.16.1 of the Loan Agreement; (xiii) the Interest Coverage Ratio for the Fiscal Quarters ending February 4, 2012 and April 28, 2012 being less than 3.00 to 1.00 in contravention of Section 11.16.2 of the Loan Agreement; and (xiv) Borrower's breach of representations and warranties contained in Sections 9.5, 9.14, and 9.22 of the Loan Agreement and in Sections 5(iv), (v) and (vi) of the First Amendment to Credit Agreement existing as of the date of this Agreement.

C.By reason of the existence of the Existing Defaults, Agent has the full legal right to exercise its rights and remedies under the Loan Agreement, the Guaranty/Collateral Agreement, and the other Loan Documents. Such remedies include, but are not limited to, the right to enforce its security interest in the Collateral and the Real Estate Collateral and to pursue collection from the Borrower and the Original Guarantors. In addition, the Borrower Parties acknowledge and agree that, effective as of May 5, 2012, the interest rate applicable to each Loan was increased in accordance with Section 4.1 of the Loan Agreement.

D.As of May 10, 2012, the amount of the indebtedness owing under the Loan Documents (exclusive of attorneys' fees and other fees, expenses, advances, and costs of collection) totaled $90,075,680.83, consisting of unpaid principal of $76,088,242.00, accrued and unpaid interest of $175,680.83, and letter of credit obligations totaling $13,811,758.00.

E.Pursuant to Borrower Parties' request, Agent, for itself and for the benefit of each Lender, although it is under no obligation to do so, is willing to amend certain of the Loan Documents and to forebear from exercising its rights and remedies under the Loan Documents for a period of time as specified herein and on the terms and conditions set forth herein.

1.RECITALS. All of the foregoing recitals and statements are hereby affirmed by the Borrower Parties as true statements of fact and may be used as binding admissions in a court of law or equity, or other judicial or non-judicial proceedings.

2.DEFINED TERMS. Unless otherwise defined in this Agreement, all capitalized terms used herein as defined terms shall have the meanings given to them in the Loan Documents.

3.TERMS OF FORBEARANCE. Unless the Forbearance Period (as defined below) is sooner terminated as provided herein, Agent, for itself and for the benefit of each Lender, agrees to forbear from exercising its rights and remedies under the Loan Documents through the close of business on July 21, 2012 (the “Forbearance Period”) on the following terms and conditions:

3.1    Upon the termination of the Forbearance Period for any reason, Agent shall have the full right and power immediately and unconditionally to exercise all rights and remedies granted to it under the Loan Documents without further notice to the Borrower Parties (other than any notice otherwise required in the Loan Documents or under applicable law (including any applicable UCC)) and subject to no other conditions precedent.

3.2    The Borrower Parties acknowledge that Agent's obligations under this Agreement are in the nature of a conditional forbearance only, and that, except as expressly provided herein, Agent has made no agreement or commitment to extend the Loan or to modify the Loan Documents.

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4.AMENDMENTS TO LOAN AGREEMENT. Effective as of the Effective Date, the Loan Agreement is amended as follows:

4.1    Definitions

4.1.1    The definition of “Applicable Margin,” as set forth in Section 1.1 of the Loan Agreement, is amended by (a) increasing the “Level I Base Rate Margin Revolving Loans” from 2.000% to 3.000%, and (b) increasing the “L/C Fee Rate” from 3.000% to 5.500%.

4.1.2    The definition of “Asset Disposition,” as set forth in Section 1.l of the Loan Agreement, is amended by modifying subpart (c) thereof to read as follows: “(c) any other Disposition, the Net Cash Proceeds of which do not exceed $50,000.”

4.2    Letters of Credit.

4.2.1    Section 2.1.2 of the Loan Agreement is amended to provide that the aggregate Stated Amount of all Letters of Credit shall not at any time exceed Fourteen Million Dollars ($14,000,000).

4.2.2    Section 2.3.9(iii) of the Loan Agreement is amended by substituting “Fourteen Million Dollars ($14,000,000)” for “Twenty Five Million Dollars ($25,000,000).”

4.3    Swing Line Facility. The Swing Line Facility described in Section 2.2.4 of the Loan Agreement is terminated, and the Swing Line Lender shall have no further obligation to make Swing Line Loans.

4.4    Increase in Commitments. Section 2.4 of the Loan Agreement is deleted in its entirety.

4.5    Permanent Reduction of Revolving Commitment. A new Section 6.1.3 is added to the Loan Agreement as follows:

6.1.3 Permanent Reduction of the Revolving Commitment. The Revolving Commitment shall be permanently reduced on a dollar-for-dollar basis by the amount of all Designated Proceeds paid in accordance with Section 6.2.2.

4.6    Mandatory Prepayments

4.6.1    Section 6.2.2(a)(ii) of the Loan Agreement is amended by substituting “100% of such Net Cash Proceeds” for “50% of such Net Cash Proceeds.”

4.6.2    Section 6.2.2(a)(iv) of the Loan Agreement is deleted in its entirety and replaced by the following: “Concurrently with the receipt by any Loan Party of any net Cash Proceeds in excess of $500,000 in the aggregate per calendar year, whether or not such Net Cash Proceeds are used or to be used to replace damaged or destroyed assets.”

4.6.3    Section 6.2.2(a)(v) of the Loan Agreement is amended by substituting “one hundred percent (100%) of the Net Cash Proceeds” for “seventy-five percent (75%) of the Net Cash Proceeds.”

4.7    Additional Financial Covenant. A new Section 11.16.3 is added to the Loan Agreement as follows:

11.16.3 Forbearance EBITDA. Not permit Forbearance EBITDA to be less than the amount set forth below for each of the following Forbearance Periods.

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Forbearance Period    Forbearance EBITDA

February 5 - March 3, 2012    $1,375,000
March 4 - March 31, 2012    $1,605,000
April 1 - April 28, 2012    $2,187,000
April 29 - May 26, 2012    $358,000
May 27 - June 23, 2012    ($1,806,000)

For purposes of the foregoing, “Forbearance EBITDA” shall mean EBITDA plus, to the extent deducted in determining Consolidated Net Income, (a) cash and non-cash charges related to asset dispositions and asset write-offs and write-downs, (b) cash and non-cash charges related to studio closing costs including, without limitation, costs related to store clean up, severance and asset dispositions, (c) cash and non-cash charges related to corporate restructuring costs including, without limitation, severance and related costs, (d) cash and non-cash financial restructuring costs including, without limitation, fees, costs and expenses related to entering into any forbearance agreement with the Lenders, amending or modifying the Credit Agreement, entering into a new financing agreement with the Lenders, payment of any Borrower, Agent or Lender consultants or advisors (e.g., Keystone) and legal fees and expenses, (e) cash and non-cash lease termination costs, (f) fees, costs and expenses (including, without limitation, legal fees and expenses) related to defense of litigation including, without limitation, any securities litigation and  litigation with TPP Acquisition, Inc. related  to The Picture People, (f) cash and non-cash lab consolidation costs, (g) non-cash GAAP impairment charges related to asset valuation adjustments, and (h) changes in the deferred revenue as determined by GAAP. Forbearance EBITDA shall be calculated on a “roll-up” basis, taking into account the Forbearance EBITDA for each Forbearance Period ending prior to the Forbearance Period for which Forbearance EBITDA is being determined.

4.8    Interest Rate.

4.8.1    Sections 2.2.2 and 2.2.3 of the Loan Agreement are amended to provide that (a) all future borrowings shall be Base Rate Loans, (b) at the expiration of any Interest Period applicable to a LIBOR Loan, such LIBOR Loan shall automatically convert to a Base Rate Loan, and (c) the Company's right to convert into or continue LIBOR Loans is terminated.

4.8.2    Section 4.1 of the Loan Agreement is amended by substituting “four percent (4.00%)” for each of the two references to “two percent (2.00%).

4.8.3    The first sentence of Section 4.2 of the Loan Agreement is deleted and replaced with the following sentence: “Accrued interest on each Base Rate Loan shall be payable in arrears on the last day of each month and at maturity.”

4.9    2011 Annual Report Section 10.1.1 of the Loan Agreement is amended to insert the following phrase at the end thereof: “provided, however, that (a) the Company shall furnish the annual audit report of the Company and its Subsidiaries for Fiscal Year 2011 not later than 135 days after the close of such Fiscal Year, and (b) such annual audit report may contain a “qualified” audit opinion.”

4.10    Compliance Certificates. Section 10.1.3 of the Loan Agreement is amended to insert the phrase “and within 30 days after the close of each Fiscal Month” immediately following “Section 10.1.2”.

4.11    Additional Financial Reporting. A new Section 10.1.15 is added to the Loan Agreement as follows:

10.1.15. Additional Financial Reporting. (a) Promptly when available and in any event within

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thirty (30) days after the close of each Fiscal Month, an interim financial statement for the Fiscal Month, together with a variance analysis explaining any material variances from Borrower's 2012 business plan contained in the April 4, 2012 presentation made by The Keystone Group to the Lenders; and (b) no later than the Thursday following each week end, a thirteen (13) week rolling cash forecast, together with a variance analysis explaining any material variances from the cash forecast for the immediately prior week.
4.12    Restricted Payments; Mergers, Consolidations, Sales. Sections 11.4 and 11.5 of the Loan Agreement are amended to prohibit the Loan Parties from completing any of actions contemplated therein without the express prior written approval of Agent and each Lender, which approval shall be in each such party's sole and absolute discretion.

4.13    Bank Product Obligations. A new Section 2.8.5 is added to the Loan Agreement as follows:

2.8.5 Cash Collateralization of Bank Product Obligations. The Company shall be permitted to Cash Collateralize up to $787,500.00 of Bank Product Obligations owing at any time to Agent.

5.TERMINATION OF FORBEARANCE PERIOD. The Forbearance Period shall end on the first of the following to occur (the “Termination Date”):

5.1    July 21, 2012;

5.2    The date on which a petition is filed by or against any Borrower Party under Title 11 of the United States Code (the “Bankruptcy Code”); or any Borrower Party makes any assignment for the benefit of creditors; or any Borrower Party voluntarily or involuntarily becomes the subject of any other case or proceeding for the relief or protection of debtors under any other law or statute or under any provision of common law;

5.3    The date on which (a) any Event of Default, other than any Existing Default existing as of the date of this Agreement, occurs or is determined to have occurred under any Loan Document, including this Agreement, (b) any Borrower Party fails to timely perform and observe any of the covenants, agreements, and obligations contained in this Agreement, or (c) or any of the representations or warranties contained in this Agreement shall prove to be false or misleading in any material respect; and

5.4    The date on which any Borrower Party initiates any judicial, administrative or arbitration proceeding against Agent or any Lender.

6.REMEDIES. On the Termination Date, Agent's agreement to forbear shall immediately terminate, without notice to any Borrower Party, and Agent shall be immediately entitled to exercise any and all rights and remedies available to Agent or any Lender under the Loan Documents, this Agreement and at law or in equity, without notice to any Borrower Party (other than any notice otherwise required in the Loan Documents or under applicable law (including any applicable UCC)), including, without limitation, the right to conduct any judicial or non-judicial sales of any Collateral or Real Estate Collateral. The releases and waivers contained herein and the amendments to the Loan Agreement contained in Section 4 of this Agreement shall survive the termination of this Agreement and shall continue in full force and effect from and after the Termination Date.

7.REPRESENTATIONS AND WARRANTIES. Each Borrower Party represents and warrants to Agent and Lenders that:

7.1    Recitals. The recitals set forth above are true, complete, accurate, and correct and are part of this Agreement, and such recitals are incorporated herein by this reference.

7.2    Loan Documents. Except to the extent disclosed on amended schedules to the Loan Agreement

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attached hereto as Exhibit A (or previously disclosed to Agent or any Lender in writing) and except with respect to the representations and warranties contained in Sections 9.5, 9.14, and 9.22 of the Loan Agreement and in Sections 5(iv), (v) and (vi) of the First Amendment to Credit Agreement, all representations and warranties made and given by each Borrower Party in the Loan Documents are true, complete, accurate, and correct, as if given on the Effective Date.

7.3    No Claims or Defenses. Each Borrower Party has no claims, offsets, counterclaims, or defenses (other than payment) with respect to: i) the payment of the Loan; ii) the payment of any other sums due under the Loan Documents; iii) the performance of each Borrower Party's obligations under the Loan Documents; or iv) any liability of any Borrower Party under any of the Loan Documents.

7.4    No Breach by Agent or Lenders. Agent and each Lender (including all of their respective predecessors): i) have not breached any duty to any Borrower Party in connection with the Loan; and ii) have fully performed all obligations they may have had or now have to any Borrower Party.

7.5    Assistance of Counsel. Each Borrower Party has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of this Agreement; and if counsel was retained, counsel for such Borrower Party has read and considered this Agreement and advised such Borrower Party to execute the same. Before execution of this Agreement, each Borrower Party has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of this Agreement.

7.6    No Representations or Coercion. No Borrower Party is acting in reliance on any representation, understanding, or agreement not expressly set forth herein. Each Borrower Party acknowledges that neither Agent nor any Lender has made any representation with respect to the subject of this Agreement except as expressly set forth herein. Each Borrower Party has executed this Agreement as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person.

7.7    Interest and Other Charges. All interest or other fees or charges which have been imposed, accrued or collected by Agent (including all of its predecessors) under the Loan Documents or in connection with the Loan through the date of this Agreement, and the method of computing the same, were and are proper and agreed to by each Borrower Party, and were properly computed and collected.

7.8    No Novation. This Agreement is not intended by the parties to be a novation of the Loan Documents and, except as expressly modified herein, all terms, conditions, rights, and obligations as set out in the Loan Documents are hereby reaffirmed and shall otherwise remain in full force and effect as originally written and agreed.

7.9    Loan Documents Still in Force. Notwithstanding anything to the contrary in this Agreement, except as modified herein, the Loan Documents are in full force and effect in accordance with their respective terms, remain valid and binding obligations of Borrower Parties, have not been modified or amended, and are hereby reaffirmed and ratified by each Borrowers Party. Each Original Guarantor has read and understand the terms of this Agreement and each hereby ratifies and confirms the Guaranty/Collateral Agreement and their continuing obligations and duties thereunder and consents to the terms of this Agreement. After the Termination Date, each Borrower Party (either individually, collectively, or in concert with others) shall cooperate fully with the exercise by Agent of any of its rights and remedies pursuant to the Loan Documents or at law or in equity, including in connection with the transfer of possession of the Collateral and/or the Real Estate Collateral to the successor bidder at any judicial or non-judicial sale of the Collateral and/or the Real Estate Collateral.

7.10    No Pending Bankruptcies. No action or proceeding, including, without limitation, a voluntary or involuntary petition for bankruptcy under any chapter of the Bankruptcy Code, has been instituted by such Borrower Party or, to the knowledge of such Borrower Party, against such Borrower Party.

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7.11    Due Authorization. The individuals signing this Agreement on behalf of each Borrower Party are duly authorized to enter into this Agreement.

7.12    Consultant Retention. The Borrower shall continue to retain The Keystone Group (“Keystone”) as its financial advisor during the Forbearance Period. Keystone shall review and approve, in its sole discretion, any disbursement by any Borrower Party in excess of $100,000.

7.13    Existing Defaults. To the knowledge of each Borrower Party, other than the specific Existing Defaults identified in Recital B of this Agreement, no Events of Default exist under the Loan Documents as of the Effective Date.

8.POST-CLOSING OBLIGATIONS. No later than 30 days after the Effective Date:

8.1    Control Agreements. Each Borrower Party shall use commercially reasonable efforts to deliver to Agent, for the benefit of Lenders, control agreements for each deposit account maintained by each Borrower Party.

8.2    Real Property Liens. Each Borrower Party that owns any fee interest in real property not currently pledged to Agent as Real Estate Collateral shall execute and deliver to Agent, for the benefit of Lenders, a security instrument sufficient to grant Agent a lien thereon.

8.3    Intellectual Property. Each Borrower Party that owns registered intellectual property (or intellectual property for which a registration is pending) that is not currently pledged to Agent as Collateral shall execute and deliver to Agent, for the benefit of Lenders, a security agreement sufficient to grant to Agent a first priority security interest therein.

8.4    Host Agreements. Borrower shall use commercially reasonable efforts to execute (or ensure the proper execution of) and deliver to Agent, for the benefit of Lenders, collateral assignments of the Sears Agreements, the Wal-Mart Agreements, the Toys R Us Agreements and all other “host” agreements.

8.5    Collateral Access Agreements. Borrower shall use commercially reasonable efforts to deliver to Agent, for the benefit of Lenders, Collateral Access Agreements covering all Wal-Mart, Sears, and Buy Buy Baby locations not currently covered by any Collateral Access Agreement previously delivered to Agent.

All such documents shall be in form and substances satisfactory to Agent in its sole discretion.

9.CONDITIONS PRECEDENT. This Agreement shall become effective on the earliest date (the “Effective Date”) that each of the following has occurred:

9.1    Agent has received counterpart originals of this Agreement executed by all Borrower Parties listed on the signature page(s) hereof.

9.2    All actions required to be taken by each Borrower Party in connection with the transactions contemplated by this Agreement have been taken in form and substance satisfactory to Agent.

9.3    Agent has received originals or certified or other copies of such other documents as Agent may reasonably request.

9.4    Borrower shall have paid Agent, for the benefit of the Lenders executing this Agreement, a fee in an amount equal to the amount of the Revolving Outstandings multiplied by 15 basis points.

9.5    Borrower shall have provided Agent with evidence satisfactory to Agent, in its sole discretion, that the execution, delivery, and performance by all Borrower Parties of this Agreement, and any agreement

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or instrument required by this Agreement, have been duly authorized.

9.6    Borrower shall have paid to Agent all out-of-pocket costs, expenses, and reasonable attorneys' fees incurred by Agent and Lenders in connection with this Agreement.

9.7    Borrower shall have executed and delivered a fee letter to Agent in the form presented by Agent and shall have paid Agent all fees, fully earned upon execution of this Agreement, as set forth therein.

9.8    The Additional Guarantors shall have executed and delivered a Joinder Agreement (together with all schedules) to Agent in the form attached hereto as Exhibit B, pursuant to Section 8.17 of the Guaranty/Collateral Agreement.

9.9    The execution and delivery of this Agreement by Agent shall have been authorized by the Required Lenders.

10.CONFIRMATION OF COLLATERAL/FURTHER ASSURANCES. Each Borrower Party hereby: i) confirms to Agent that all security interests and liens heretofore granted by it to Agent, for the benefit of the Lenders, securing the obligations of any Borrower Party to Agent or any Lender arising out of the Loan Documents; ii) acknowledges and agrees that all such obligations shall continue to be secured by any and all such security interests and liens except as expressly provided herein; and iii) agrees to execute and deliver to Agent and each Lender any and all agreements and other documentation and to take any and all actions reasonably requested by Agent and each Lender at any time to assure the perfection, protection, priority, and enforcement of Agent and each Lender's rights under the Loan Documents, including this Agreement, with respect to all such security interests and liens, at Borrower Parties' sole cost and expense.

11.BINDING EFFECT. This Agreement shall be binding upon each Borrower Party and Agent, and their respective successors and assigns, and shall inure to the benefit of such parties and their respective successors and assigns; provided, however, that no Borrower Party may assign any rights arising from this Agreement or any Loan Documents without Agent's prior written consent, and any prohibited assignment shall be null and void.

12.COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart, whether delivered by facsimile, email, or other electronic delivery, shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. This Agreement shall be deemed to have been executed and delivered on the Effective Date.

13.AMENDMENT AND WAIVER. No amendment or waiver of any provision of this Agreement shall be effective unless set forth in a writing signed by the parties hereto.

14.GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the provisions of Section 15.7 of the Loan Agreement.

15.SEVERABILITY. Any provision of this Agreement that is held to be inoperative, unenforceable, voidable, or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void, or invalid without affecting the remaining provisions in that or any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

16.RELEASE. As a material part of the consideration for Agent entering into this Agreement, each Borrower Party (collectively “Releasor”) agrees as follows (the “Release Provision”):

16.1    Releasor hereby releases and forever discharges Agent and each Lender and such parties' predecessors, successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, parent corporations, subsidiaries, and affiliates (hereinafter all of the above collectively referred

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to as “Lender Group”) jointly and severally from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions, and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether presently possessed or possessed in the future, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether presently accrued or to accrue hereafter, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which Releasor may have or claim to have against any of the Lender Group, in each case to the extent arising or accruing prior to and including the Effective Date; provided, however, that Agent and each Lender shall not be released hereby from any obligation to pay to Releasor any amounts that Releasor may have on deposit with Agent or such Lender, in accordance with applicable law and the terms of the documents establishing any such deposit relationship.

16.2    Releasor agrees not to sue any of the Lender Group or in any way assist any other person or entity in suing any of the Lender Group with respect to any claim released herein. The Release Provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein.

16.3    Releasor is the sole owner of the claims released by the Release Provision, and Releasor has not heretofore conveyed or assigned any interest in any such claims to any other person or entity.

16.4    Releasor understands that the Release Provision was a material consideration in the agreement of Agent to enter into this Agreement on behalf of itself and each Lender.

16.5    It is the express intent of Releasor that the release and discharge set forth in the Release Provision be construed as broadly as possible in favor of the Lender Group so as to foreclose forever the assertion by Releasor of any claims released hereby against any of the Lender Group.

16.6    If any term, provision, covenant, or condition of the Release Provision is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the remainder of the provisions shall remain in full force and effect.

17.NOTICES. Any notice, demand or other communications which any party hereto may desire or may be required to give to any other party hereto shall be in writing, and shall be deemed given if and when personally delivered (personal delivery shall include delivery by messenger or expedited delivery service, regularly providing proof of delivery, such as Federal Express or Airborne), or when delivered (whether accepted or refused) by United States registered or certified mail, postage prepaid and return receipt requested addressed to a party at its address set forth in the Loan Agreement and/or the Guaranty/Collateral Agreement.

18.FINAL AGREEMENT. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

19.Missouri Revised Statute §432.045. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH, TOGETHER WITH THE LOAN DOCUMENTS, IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.
BORROWER:

CPI Corp, a Delaware corporation

By:    /s/Dale Heins
Name:    Dale Heins
Title:    EVP, Finance / CFO / Treasurer

ORIGINAL GUARANTORS:

CONSUMER PROGRAMS INCORPORATED, a Missouri corporation

By:    /s/Dale Heins
Name:    Dale Heins
Title:    EVP, Finance / CFO / Treasurer

CPI CANADIAN HOLDINGS, INC., a Delaware corporation

By:    /s/Dale Heins
Name:    Dale Heins
Title:    EVP, Finance / CFO / Treasurer

CPI IMAGES, L.L.C., a Missouri limited liability company

By:    /s/Dale Heins
Name:    Dale Heins
Title:    EVP, Finance / CFO / Treasurer / Member / Manager

CPI INTERNATIONAL HOLDINGS, INC., a Delaware corporation

By:    /s/Dale Heins
Name:    Dale Heins
Title:    EVP, Finance / CFO / Treasurer

TEXAS PORTRAITS L.P., a Delaware limited partnership

By:    /s/Dale Heins
Name:    Dale Heins
Title:    EVP, Finance / CFO / Treasurer

CONFIDENTIAL

CENTRICS TECHNOLOGY, INC., a Delaware corporation

By:    /s/Dale Heins
Name:    Dale Heins
Title:    EVP, Finance / CFO / Treasurer

IMAGE SOURCE INC., a Missouri corporation

By:    /s/Dale Heins
Name:    Dale Heins
Title:    EVP, Finance / CFO / Treasurer

ADDITIONAL GUARANTORS:

BELLA PICTURES HOLDINGS, LLC, a Delaware limited liability company

By:    /s/Dale Heins
Name:    Dale Heins
Title:    EVP, Finance / CFO / Treasurer / Member / Manager

SANDY REALTY HOLDINGS, LLC, a Missouri limited liability company

By:    /s/Dale Heins
Name:    Dale Heins
Title:    EVP, Finance / CFO / Treasurer / Member / Manager

CONFIDENTIAL

BANK OF AMERICA, N.A., as Administrative Agent for the various financial institution parties identified as Lenders

By:    /s/Brenda H. Little
Name:    Brenda H. Little
Title:    Vice President

BANK OF AMERICA, N.A., as Issuing Lender and as a Lender

By:    /s/Colin J. McClary
Name:    Colin J. McClary
Title:    Senior Vice President

ASSOCIATED BANK, N.A., as a Lender

By:    /s/Dan Maher
Name:    Dan Maher
Title:    Senior Vice President

FIFTH THIRD BANK, as a Lender

By:    /s/Steven J. Englehart
Name:    Steven J. Englehart
Title:    Vice President

THE PRIVATEBANK AND TRUST COMPANY, as a Lender

By:    /s/James Thompson
Name:    James Thompson
Title:    Managing Director